UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2017
Etsy, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	001-36911	20-4898921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
117 Adams Street
Brooklyn, New York 11201
(Address of principal executive offices, including zip code)
(718) 880-3660
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02     Termination of a Material Definitive Agreement
On November 16, 2017, Etsy, Inc. (“Etsy”) delivered all notices to terminate its senior secured revolving credit facility under that certain Revolving Credit and Guaranty Agreement, dated as of May 16, 2014, among Etsy, the Guarantors party thereto, the Lenders party thereto and Morgan Stanley Senior Funding, Inc., as Administrative Agent (the “Credit Agreement”), effective as of November 21, 2017. There are no borrowings outstanding under the Credit Agreement.
Item 8.01     Other Events
On November 17, 2017, Etsy issued a press release announcing that its Board of Directors has authorized Etsy to repurchase up to $100 million of its common stock. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1, and incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Etsy, Inc. on November 17, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Etsy, Inc. on November 17, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETSY, INC.

By:     /s/ Rachel Glaser
Rachel Glaser
Chief Financial Officer
Date: November 17, 2017